UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Consent Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Definitive Consent Statement

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☒           Soliciting Material Under Rule 14a-12

VAALCO ENERGY, INC.
(Name of Registrant as Specified in Its Charter)

GROUP 42, INC. BLR PARTNERS LP BLRPART, LP BLRGP INC. FONDREN MANAGEMENT, LP FMLP INC. THE RADOFF FAMILY FOUNDATION BRADLEY L. RADOFF PAUL A. BELL PETE J. DICKERSON MICHAEL KEANE JOSHUA E. SCHECHTER
(Name of Persons(s) Filing Consent Statement, if Other Than the Registrant)

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Group 42, Inc. (“Group 42”), together with the other participants named herein (collectively, the “Group 42-BLR Group”), has made a preliminary filing with the Securities and Exchange Commission of a consent statement and an accompanying consent card to be used to solicit consents from stockholders of VAALCO Energy, Inc. (“VAALCO”), a Delaware corporation, for a number of proposals, the ultimate effect of which would be to remove four current members of the Board of Directors of VAALCO, and replace them with the Group 42-BLR Group’s four highly qualified director nominees.

On November 11, 2015, the Group 42-BLR Group issued a press release which is attached hereto as an exhibit.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Group 42, Inc. (“Group 42”), together with the other participants named herein (collectively, the “Group 42-BLR Group”), has made a preliminary filing with the Securities and Exchange Commission (“SEC”) of a consent statement and an accompanying consent card to be used to solicit consents from stockholders of VAALCO Energy, Inc., a Delaware corporation (“VAALCO” or the “Company”), for a number of proposals, the ultimate effect of which would be to remove four current members of the Board of Directors of VAALCO, and replace them with the Shareholder Group’s four highly qualified director nominees.

THE GROUP 42-BLR GROUP STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE CONSENT STATEMENT AND OTHER CONSENT MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH CONSENT MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THIS CONSENT SOLICITATION WILL PROVIDE COPIES OF THE CONSENT STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' CONSENT SOLICITOR.

Group 42, Inc., Paul A. Bell, BLR Partners LP (“BLR Partners”), BLRPart, LP (“BLRPart GP”), BLRGP Inc. (“BLRGP”), Fondren Management, LP (“Fondren Management”), FMLP Inc. (“FMLP”), The Radoff Family Foundation (“Radoff Foundation”), Bradley L. Radoff, Pete J. Dickerson, Michael Keane and Joshua E. Schechter are participants in this solicitation.

As of the date hereof, Group 42 owned directly 2,499,692 shares of Common Stock.  Paul A. Bell, who serves on the board and as the President and Chief Executive Officer of Group 42, may be deemed to beneficially own the 2,499,692 shares owned by Group 42.  As of the date hereof, BLR Partners owned directly 1,951,095 shares of Common Stock.  BLRPart GP, as the general partner of BLR Partners, may be deemed to beneficially own the 1,951,095 shares owned by BLR Partners.  BLRGP, as the general partner of BLRPart GP, may be deemed to beneficially own the 1,951,095 shares owned by BLR Partners.  Fondren Management, as the investment manager of BLR Partners, may be deemed to beneficially own the 1,951,095 shares owned by BLR Partners.  FMLP, as the general partner of Fondren Management, may be deemed to beneficially own the 1,951,095 shares owned by BLR Partners.  As of the date hereof, the Radoff Foundation owned directly 85,000 shares of Common Stock.  As of the date hereof, Bradley L. Radoff owned directly 1,938,905 shares of Common Stock and, as the sole shareholder and sole director of each of BLRGP and FMLP and a director of Radoff Foundation, may be deemed to beneficially own the 1,951,095 shares owned by BLR Partners and the 85,000 shares owned by the Radoff Foundation.  As of the date hereof, none of Messrs. Dickerson, Keane or Schechter beneficially owned any shares of Common Stock.